                                                               EXHIBIT 99.(a)(7)

GRANTS ELIGIBLE FOR EXCHANGE                                     GEORGIA-PACIFIC

[GRANTEE/OPTIONEE NAME]                                    SUBSIDIARY CODE:  xxx
[STREET ADDRESS]
[CITY, STATE, ZIP CODE]

GRANT         PLAN         GRANT        OPTION/GRANT        OPTIONS/SARS     EXCHANGE       RESTRICTED       REPLACEMENT
DATE          NAME         TYPE             PRICE           OUTSTANDING       RATIO            STOCK            SARS
-----         ----         -----        ------------        ------------     --------       ----------       -----------

TOTALS

         The list above includes stock option and/or stock appreciation right
         (SAR) grants that are eligible to be exchanged in the Georgia-Pacific Exchange Program. Please review all information on this statement for discrepancies.

         Please contact EquiServe at 1-888-700-3837 if you should:

                  -        find any discrepancies:

                  - have any questions regarding the status of your grants; or

                  - have any questions regarding the Georgia-Pacific Exchange Program.

         The effective grant date for the shares of restricted stock or replacement SARs will be the first business day following the expiration date (the "exchange date"). At such time, the grant price for SARs will be established.

         GRANT DATE - The date the original stock option or SAR was awarded to you.

         PLAN NAME - The long-term incentive plan which governs your stock option or SAR grant.

         GRANT TYPE - This term identifies whether your grant is a non-qualified stock option or a SAR.

         OPTION/GRANT PRICE - The fair market value at which the original option or SAR was granted to you on the Grant Date.

         OPTIONS/SARS OUTSTANDING - The number of options or SARs that are eligible for exchange as of the beginning of the exchange period.

         EXCHANGE RATIO - The ratio that determines the number of eligible options or SARs you must surrender in order to receive one share of restricted stock or one SAR unit.

         RESTRICTED STOCK - The number of shares of restricted stock you are eligible to receive in exchange for the corresponding number of eligible outstanding options.

         REPLACEMENT SARS - The number of replacement SAR unit you are eligible to receive in exchange for the corresponding number of eligible outstanding SARs.

         TOTALS - The sum of the number of shares of restricted stock or SAR unit for all eligible grants rounded up to the nearest whole share or unit.


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